UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.Other Events.

On May 2, 2016, Universal Health Services, Inc. (the “Company”), issued a press release announcing that it has agreed to purchase the minority ownership interests held by a third-party in its six acute care hospitals located in Las Vegas, Nevada. In connection with this transaction, the Company will make an aggregate cash payment of $445 million to the third-party which includes both the purchase price and return of capital.

The ownership interests purchased, which range from 26.1% to 27.5%, relate to Centennial Hills Hospital Medical Center, Desert Springs Hospital, Henderson Hospital (currently under construction), Spring Valley Hospital Medical Center, Summerlin Hospital Medical Center and Valley Hospital Medical Center.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits. 99.1 Universal Health Services, Inc. press release dated May 2, 2016.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH SERVICES, INC.

Date: May 3, 2016	By:	/s/ Steve Filton
		Name:	Steve Filton
		Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Universal Health Services, Inc. dated May 2, 2016